Fidelity Bond Allocation Agreement

This Agreement, dated as of July 29, 2009, is by and among each of the sixteen funds of
Sentinel Group Funds, Inc., to wit:

Sentinel Common Stock Fund
Sentinel Balanced Fund
Sentinel Mid Cap Growth Fund
Sentinel Small Company Fund
Sentinel Capital Growth Fund
Sentinel Growth Leaders Fund
Sentinel International Equity Fund
Sentinel Conservative Allocation Fund
Sentinel Government Securities Fund
Sentinel Short Maturity Government Fund
Sentinel Government Money Market Fund
Sentinel Mid Cap Value Fund, and
Sentinel Georgia Municipal Bond Fund
Sentinel Small/Mid Cap Fund
Sentinel Sustainable Growth Opportunities Fund
Sentinel Sustainable Core Opportunities Fund;

and each of the six funds of Sentinel Variable Products Trust, to wit:

Sentinel Variable Products Common Stock Fund
Sentinel Variable Products Mid Cap Growth Fund
Sentinel Variable Products Small Company Fund
Sentinel Variable Products Balanced Fund
Sentinel Variable Products Bond Fund, and
Sentinel Variable Products Money Market Fund.

WHEREAS, each of the above registered investment companies is named as an insured in a joint fidelity bond; and

WHEREAS, each of the above registered investment companies wishes to provide for equitable and proportionate sharing of any recovery under such joint fidelity bond.

NOW, THEREFORE, in consideration ofthe foregoing, the parties hereto do hereby agree as follows:

1. Allocation of Recovery. In the event recovery is received under the joint fidelity bond in which each of the registered investment companies which is a party hereto is named as an insured, as a result of a loss sustained by two or more of such registered investment companies, each registered management investment company which is a party to this Agreement shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(l) of Rule
17g-l under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the parties hereto have each executed this Agreement on the date set forth above.

SENTINEL GROUP FUNDS, INC.
On behalf of its
Sentinel Common Stock Fund
Sentinel Balanced Fund
Sentinel Mid Cap Growth Fund
Sentinel Small Company Fund
Sentinel Capital Growth Fund
Sentinel Growth Leaders Fund
Sentinel International Equity Fund
Sentinel Conservative Allocation Income Fund
Sentinel Government Securities Fund
Sentinel Short Maturity Government Fund
Sentinel Government Money Market Fund
Sentinel Mid Cap Value Fund
Sentinel Georgia Municipal Bond Fund
Sentinel Small/Mid Cap Fund
Sentinel Sustainable Growth Opportunities Fund
Sentinel Sustainable Core Opportunities Fund

By	/s/ Thomas P Malone
Thomas P. Malone
Vice President and Treasurer

SENTINEL VARIABLE PRODUCTS TRUST
On behalf of its
Sentinel Variable Products Common Stock Fund
Sentinel Variable Products Mid Cap Growth Fund
Sentinel Variable Products Small Company Fund
Sentinel Variable Products Balanced Fund
Sentinel Variable Products Bond Fund
Sentinel Variable Products Money Market Fund

By	/s/ Thomas P Malone
Thomas P. Malone
Vice President and Treasurer